Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 15, 2017 relating to the financial statements and financial highlights which appears in the December 31, 2016 Annual Reports to Shareholders of John Hancock Funds (See Schedule of Funds), each a series of John Hancock Funds II, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 24, 2017

SCHEDULE OF FUNDS

Fund Name
Multimanager Lifestyle Aggressive Portfolio (Formerly Lifestyle Aggressive Portfolio)
Multimanager Lifestyle Growth Portfolio (Formerly Lifestyle Growth Portfolio)
Multimanager Lifestyle Balanced Portfolio (Formerly Lifestyle Balanced Portfolio)
Multimanager Lifestyle Moderate Portfolio (Formerly Lifestyle Moderate Portfolio)
Multimanager Lifestyle Conservative Portfolio (Formerly Lifestyle Conservative Portfolio)